UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2018

SPRINT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-04721	46-1170005
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 Sprint Parkway, Overland Park, Kansas	66251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (877) 564-3166

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

This Current Report on Form 8-K is filed for the purpose of filing the exhibits listed below as exhibits to Registration Statement No. 333-222977 of Sprint Corporation (the “Company”) in connection with the issuance and sale by the Company of $1,500,000,000 aggregate principal amount of 7.625% Notes due 2026, which are fully and unconditionally guaranteed by Sprint Communications, Inc.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this report:

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 20, 2018, among Sprint Corporation, Sprint Communications, Inc. and J.P. Morgan Securities LLC, on behalf of itself and as the Representative of the several Underwriters.

4.1	Fifth Supplemental Indenture, dated as of February 22, 2018, to the Indenture, dated as of September 11, 2013, among Sprint Corporation, Sprint Communications, Inc. and The Bank of New York Mellon Trust Company, N.A.

4.2	Specimen of 7.625% Notes due 2026 (included in Exhibit 4.1).

5.1	Opinion of Jones Day.

5.2	Opinion of Polsinelli PC.

23.1	Consent of Jones Day (included in Exhibit 5.1).

23.2	Consent of Polsinelli PC (included in Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINT CORPORATION

February 22, 2018	By:	/s/ Stefan K. Schnopp
Stefan K. Schnopp
Vice President and Corporate Secretary